UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2013 (September 6, 2013)

VANGUARD HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 665-6000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2013, VHS Phoenix Health Plan, LLC d/b/a Phoenix Health Plan (“PHP”), a wholly-owned indirect subsidiary of Vanguard Health Systems, Inc. (the “Company”), executed a new Medicaid contract (the “New Contract”) with the Arizona Health Care Cost Containment System (“AHCCCS”), which is Arizona’s state Medicaid program, to arrange for healthcare services for certain Medicaid members in Maricopa County, Arizona for the three-year period commencing October 1, 2013 and ending September 30, 2016. PHP’s current contract with AHCCCS expires September 30, 2013, and covers Medicaid members in the following Counties in Arizona: Gila, Maricopa, Pinal, Apache, Coconino, Mohave, Navajo, Pima and Yavapai. The New Contract is a capped contract, which means that the enrollment of members is capped as of October 1, 2013.

In a letter from AHCCCS to PHP, dated April 17, 2013, AHCCCS specified certain of the terms of the New Contract. AHCCCS notified PHP that new members will not be assigned to PHP, effective October 1, 2013, with the exception of newborns of members already enrolled with PHP, individuals assigned and that choose to remain with PHP to preserve family continuity, and individuals, who were previously enrolled with PHP, that are dis-enrolled and re-enrolled within 90 days. The letter stated that the enrollment cap will not be lifted at any time during the total contracting period unless one of the following conditions exists, in which case, AHCCCS may lift the cap: another contractor is terminated and increased member capacity is needed, legislative action creates an unforeseen increase in the overall AHCCCS population, or extraordinary and unforeseen circumstances make such an action necessary and in the best interest of the State of Arizona. Further, AHCCCS intends to hold an open enrollment for PHP members in Maricopa County during calendar year 2014.

As stated above, the initial term of the New Contract is the three-year period commencing October 1, 2013 and ending September 30, 2016. AHCCCS has the option to renew the New Contract, after its initial term is ended, in whole or in part, for two additional one-year periods commencing on October 1, 2016 and on October 1, 2017. The New Contract is terminable without cause on 90 days’ written notice from AHCCCS or for cause upon written notice from AHCCCS if PHP fails to comply with any term or condition of the New Contract or fails to take corrective action as required to comply with the terms of the New Contract. AHCCCS may also terminate the New Contract with PHP in the event of unavailability of state or federal funding.

The New Contract requires PHP to arrange for healthcare services for enrolled Medicaid members in Maricopa County in exchange for fixed periodic capitation payments and supplemental payments from AHCCCS. The capitation rates under the New Contract were set by AHCCCS at the time of the bid and are adjusted annually. PHP in turn subcontracts with physicians, hospitals and other healthcare providers to provide these services to its members in Maricopa County. These healthcare services are required to be provided regardless of the actual costs incurred by PHP to provide these services. Additionally, under the New Contract, PHP will receive from AHCCCS reinsurance and other supplemental payments to cover certain costs of healthcare services that exceed certain thresholds.

As required by the Patient Protection and Affordable Care Act (“ACA”), the New Contract requires that PHP pay qualified primary care providers (and other providers specified in ACA) fees that are no less than the Medicare fee schedule in effect for 2013 and 2014, or the fee schedule rate that would result from applying the 2009 Medicare conversion factor, whichever is greater, for certain services. AHCCCS has developed an enhanced fee schedule containing the qualifying codes using the 2009 Medicare conversion factor in compliance with the greater-of requirement. The enhanced payments apply only to services provided on and after January 1, 2013 by qualified providers, who self-attest to AHCCCS as defined in the federal regulations. PHP shall not apply any discounts to the enhanced rates.

As to enrollment of members in PHP, the New Contract provides that the exclusive authority to enroll and disenroll members resides with AHCCCS, although PHP may request AHCCCS to change a member’s enrollment at any time in accordance with AHCCCS enrollment policies. However, as required by AHCCCS, PHP agrees not to request disenrollment because of an adverse change in the member’s health status or because of the member’s utilization of medical services, diminished mental capacity or uncooperative or disruptive behavior resulting from the member’s special needs.

PHP has agreed in the New Contract to provide to its members covered services constituting a full range of customary managed care health services, provided the services must be medically necessary and cost effective. Except for annual well women exams, behavioral health and children’s dental services, covered services under the New Contract must be provided by or coordinated with a primary care provider. In addition, the New Contract requires that PHP collect, and submit to AHCCCS, prescription origination information on all pharmacy encounter records. Implementation of the e-prescribing initiative by AHCCCS on October 1, 2014 may include incentive payments and/or the assessment of penalties to providers and/or PHP.

Under the New Contract, PHP has covenanted to have in place the organizational, operational, managerial and administrative systems capable of fulfilling all requirements in the New Contract and its attachments including, without limitation, established quality management and performance improvement processes to improve the quality of care provided to its members; processes to assess, plan, implement and evaluate appropriate medical management activities; a written grievance system for its contracted and non-contracted providers and members that defines their rights regarding disputed matters with PHP; a provider network to support a medical home for its members and sufficient to provide all covered services to members in a prompt and reasonably accessible manner, with emergency medical care being required to be provided to members on a 24-hours-a-day, 7-days-a-week basis.

Under the New Contract, PHP will be required to provide AHCCCS with a performance surety bond or bonds to guarantee (1) PHP’s obligations to its providers of the healthcare services and (2) its obligations under the New Contract.

Any merger, reorganization, change in ownership, change in articles of incorporation, and joint ventures of PHP requires the prior approval of AHCCCS, and AHCCCS may terminate the New Contract if it determines that the proposed change of ownership is not in the best interests of the State of Arizona. Also, AHCCCS may offer open enrollment to the members assigned to PHP should a merger, reorganization or change in ownership occur. In addition, the New Contract also provides that AHCCCS will not permit one organization to own or manage more than one AHCCCS managed care contract to service Arizona Medicaid members in the same geographic service area.

In addition to suspending or terminating the New Contract, AHCCCS may impose substantial monetary sanctions upon PHP for, among other failures and events, its substantial failure to provide medically necessary services required under the New Contract; material deficiencies in PHP’s provider network; its failure to meet quality of care and quality management requirements; and its failure to comply with any provision in the New Contract and all policies referenced in the New Contract.

Under the New Contract, PHP has agreed to indemnify the State of Arizona, its departments, agencies, boards and, commissions and their officers, officials, agents, and employees, with respect to all claims, costs and expenses (including attorney’s fees) related to PHP entering into the New Contract, for bodily injury or personal injury (including death), or loss or damage to tangible or intangible property caused, or alleged to be caused, in whole or in part, by the negligent or willful acts or omissions of PHP or any of its owners, officers, directors, agents, employees or subcontractors, except for claims arising solely from the negligent or willful acts or omissions of AHCCCS. In addition, PHP must indemnify AHCCCS for any claim, costs and expenses arising out of the failure of PHP to conform to any federal, state or local law, statute, ordinance, rule, regulation or court decree.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2013	VANGUARD HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ James H. Spalding
James H. Spalding
Executive Vice President, General Counsel and Secretary